First Internet Bancorp Reports Annual Net Income Up 35%
Full year 2016 EPS a record at $2.30;
Fourth quarter net income and EPS up 63% and 28% year-over-year

Fishers, Indiana, January 19, 2017 - First Internet Bancorp (the “Company”) (NASDAQ: INBK), the parent company of First Internet Bank (www.firstib.com), announced today record quarterly net income and diluted earnings per share for the fourth quarter and record annual net income and diluted earnings per share for the twelve month period ended December 31, 2016.

“Growing our loans by 31% in one year is evidence our teams deliver high caliber performances and work in concert with one another. Our loan growth fueled a continued increase in interest income, and we had a strong finish to 2016: fourth quarter results represent our best period of the year - and in our seventeen-year history. Our consistent execution gives us confidence in our asset-generating capabilities as we move into 2017,” said David Becker, Chairman, President and Chief Executive Officer.

“Throughout the year, we’ve worked to communicate our differentiated model and value proposition to the market. In 2016, we strengthened our capital base and our balance sheet is well-positioned to support continued growth. We are very pleased to post these results to the investors who have cheered for our sustained success,” Becker concluded.

Fourth quarter net income was a record $3.7 million and diluted earnings per share were a record $0.64. This compares with third quarter net income of $3.1 million and diluted earnings per share of $0.55 and fourth quarter 2015 net income of $2.3 million and diluted earnings per share of $0.50. For the twelve month period ended December 31, 2016, net income was a record $12.1 million and diluted earnings per share were a record $2.30 compared to net income of $8.9 million and diluted earnings per share of $1.96 for the twelve month period ended December 31, 2015.

Highlights for the fourth quarter 2016 include:

▪	Diluted earnings per share of $0.64, increasing $0.09, or 16.4%, compared to the linked quarter and increasing $0.14, or 28.0%, compared to the fourth quarter 2015

▪	Improved quarterly performance

•	Return on average assets of 0.81%

•	Return on average shareholders’ equity of 10.85%

•	Return on average tangible common equity of 11.24%

▪	Total loan growth of $51.9 million, or 4.3%, compared to September 30, 2016 and $296.9 million, or 31.1%, compared to December 31, 2015

▪	Net interest income of $10.9 million, increasing $0.6 million, or 5.5%, compared to the linked quarter and $2.3 million, or 27.3%, compared to the fourth quarter 2015

▪	Enhanced capital levels following an equity offering

•	Tangible common equity to tangible assets of 8.07%

•	Tier 1 leverage ratio of 8.65%

•	Common equity tier 1 capital ratio of 11.54%

•	Tier 1 capital ratio of 11.54%

•	Total risk-based capital ratio of 15.01%

▪	Strong asset quality

•	Nonperforming loans to total loans of 0.09% as of December 31, 2016

•	Net recoveries to average loans of 0.05%

Net Interest Income and Net Interest Margin
Net interest income for the fourth quarter was $10.9 million compared to $10.3 million for the third quarter and $8.6 million for the fourth quarter 2015. Total interest income for the fourth quarter was $16.8 million, increasing $1.3 million, or 8.4%, compared to the third quarter and $5.2 million, or 44.6%, compared to the fourth quarter 2015. The increase in total interest income compared to the linked quarter was driven by a $64.2 million, or 5.6%, increase in average loan balances and a $21.9 million, or 4.8%, increase in average investment balances. The growth in average loan balances was supplemented by an increase of 15 bps in the yield earned on the loan portfolio to 4.36% for the fourth quarter from 4.21% for the third quarter. Additionally, the yield earned on the investment portfolio increased 3 bps to 2.45% for the fourth quarter from 2.42% for the third quarter. In total, the Company’s yield on interest-earning assets increased 11 bps during the fourth quarter to 3.73% from 3.62% for the third quarter.

Total interest expense for the fourth quarter was $5.9 million, increasing $0.7 million, or 14.2%, compared to the third quarter and $2.8 million, or 93.7%, compared to the fourth quarter 2015. The increase in interest expense compared to the linked quarter was due primarily to the cost of the subordinated debt issued late in the third quarter. Additionally, average interest-bearing deposit balances increased $60.3 million, or 4.3%, compared to the linked quarter with the related cost of funds increasing 3 bps from 1.25% in the third quarter to 1.28% in the fourth quarter. The average interest-bearing deposit balance growth was driven by an increase in average certificates of deposit balances of $72.3 million, or 8.1%, compared to the linked quarter, partially offset by a decline in average money market account balances of $8.9 million, or 2.4%, due primarily to seasonal factors. Overall, the total cost of interest-bearing liabilities increased 10 bps during the fourth quarter to 1.41% from 1.31% for the third quarter.

Net interest margin was 2.42% for the fourth quarter, consistent with the third quarter and compared to 2.85% for the fourth quarter 2015.

Noninterest Income
Noninterest income for the fourth quarter was $2.9 million compared to $4.9 million for the third quarter and $2.1 million for the fourth quarter 2015. The decrease of $2.0 million, or 41.0%, compared to the linked quarter was driven by a decrease of $2.0 million, or 45.8%, in mortgage banking revenue due to declines in mortgage originations and sales as well as lower gain on sale margins.

Noninterest Expense
Noninterest expense for the fourth quarter was $8.2 million compared to $8.4 million for the third quarter and $6.5 million for the fourth quarter 2015. The decrease of $0.3 million, or 3.0%, compared to the linked quarter was due primarily to lower consulting and professional fees.

Income Taxes
Income tax expense was $1.7 million for the fourth quarter, resulting in an effective tax rate of 31.1%, compared to $1.5 million and an effective tax rate of 32.9% for the linked quarter and $1.2 million and an effective tax rate of 34.4% for the fourth quarter 2015.

Loans and Credit Quality
Total loans as of December 31, 2016 were $1.3 billion, increasing $51.9 million, or 4.3%, compared to September 30, 2016 and $296.9 million, or 31.1%, compared to December 31, 2015. Total commercial loan balances were $833.1 million as of December 31, 2016, increasing $39.2 million, or 4.9%, compared to September 30, 2016 and $250.3 million, or 42.9%, compared to December 31, 2015. The growth in commercial loan balances was due primarily to production in single tenant lease financing as balances increased $34.6 million, or 6.0%, compared to September 30, 2016 and $232.2 million, or 62.0%, compared to December 31, 2015. Commercial and industrial and owner-occupied commercial real estate balances increased $7.3 million on a combined basis, or 4.8%, compared to September 30, 2016 and $13.6 million, or 9.3%, compared to December 31, 2015. Construction balances decreased $3.1 million, or 5.5%, compared to September 30, 2016 but increased $7.4 million, or 16.1%, compared to December 31, 2015.

Total consumer loan balances were $414.0 million as of December 31, 2016, increasing $12.1 million, or 3.0%, compared to September 30, 2016 and $47.9 million, or 13.1%, compared to December 31, 2015. Residential mortgage balances increased $4.7 million, or 2.3%, compared to September 30, 2016, due primarily to adjustable rate originations, but decreased $9.0 million, or 4.2%, compared to December 31, 2015. Other consumer loan balances increased $4.4 million, or 12.5%, compared to September 30, 2016 and $37.5 million, or 1,570.7%, compared to December 31, 2015, due mainly to the Company’s recent initiative in financing home improvement loans. Recreational vehicle balances increased $3.1 million, or 6.2%, compared to September 30, 2016 and $13.8 million, or 35.6%, compared to December 31, 2015. Additionally, trailer portfolio balances increased $2.8 million, or 3.5%, compared to September 30, 2016 and $13.9 million, or 20.6%, compared to December 31, 2015.

Credit quality continued to remain strong as total delinquencies 30 days or more past due were 0.13% of total loans as of December 31, 2016, consistent with September 30, 2016 and up from 0.06% as of December 31, 2015. Nonperforming loans to total loans was 0.09% as of December 31, 2016, consistent with September 30, 2016 and up from 0.02% as of December 31, 2015. Nonperforming assets to total assets was 0.31% as of December 31, 2016, consistent with September 30, 2016 and down from 0.37% as of December 31, 2015.

The allowance for loan losses was $11.0 million as of December 31, 2016 compared to $10.6 million as of September 30, 2016 and $8.4 million as of December 31, 2015. The allowance as a percentage of total nonperforming loans increased to 1,013.9% as of December 31, 2016 from 932.1% as of September 30, 2016 but decreased from 5,000.6% as of December 31, 2015. The allowance as a percentage of total loans was 0.88% as of December 31, 2016, which was consistent with both September 30, 2016 and December 31, 2015.

Net recoveries of $0.2 million were recognized during the fourth quarter, resulting in net recoveries to average loans of 0.05% compared to net charge-offs to average loans of 0.57% for the third quarter and 0.03% for the fourth quarter 2015. During the third quarter, the Company charged-off the full balance of a commercial and industrial loan it placed on nonaccrual status during the second quarter. Prior to the charge-off, the outstanding balance of the loan was $1.6 million and an associated specific allowance was $0.5 million. Net recoveries in the fourth quarter were due primarily to approximately $0.2 million of recoveries related to this credit. The provision for loan losses in the fourth quarter was $0.3 million compared to $2.2 million for the third quarter and $0.7 million for the fourth quarter 2015. The provision in the third quarter includes $1.1 million related to the charged-off loan discussed above.

Capital
During the fourth quarter, total shareholders’ equity increased $16.8 million, due primarily to an underwritten offering of 945,000 shares of common stock that resulted in approximately $23.5 million of net proceeds to the Company. Net income earned during the quarter also contributed to the total increase in shareholders’ equity. These were partially offset by the change in the unrealized gain/loss related to the investment portfolio classified as available-for-sale and reported at fair value, which reduced shareholders’ equity by $10.2 million as the rapid increase in interest rates during the quarter negatively impacted the market value of that portfolio.

As of December 31, 2016, the Company’s tier 1 leverage, common equity tier 1, tier 1 and total risk-based capital ratios were 8.65%, 11.54%, 11.54% and 15.01% compared to 7.62%, 10.07%, 10.07% and 13.67% as of September 30, 2016, respectively. The increases in regulatory capital ratios were primarily due to the common stock offering, partially offset by continued average asset and risk-weighted asset growth. Tangible common equity to tangible assets increased 79 bps during the fourth quarter to 8.07%, primarily due to the common stock offering but partially offset by the change in the unrealized gain/loss related to securities available-for-sale and continued balance sheet growth. Tangible book value per share decreased to $23.04 as of December 31, 2016 from $23.94 as of September 30, 2016 but increased from $22.24 as of December 31, 2015.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $1.9 billion as of December 31, 2016. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank now provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans and treasury management services in select geographies. First Internet Bancorp’s common stock trades on the NASDAQ Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Safe Harbor Statement
This press release may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate and commercial and industrial loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, return on average tangible common equity and tangible common equity to tangible assets are used by the Company’s management to measure the strength of its capital and its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures provide a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Investor Relations	Senior Vice President, Retail Banking
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Net income	$3,710	$3,098	$2,278	$12,074	$8,929

Per share and share information
Earnings per share - basic	$0.65	$0.55	$0.50	$2.32	$1.97
Earnings per share - diluted	0.64	0.55	0.50	2.30	1.96
Dividends declared per share	0.06	0.06	0.06	0.24	0.24
Book value per common share	23.76	24.79	23.28	23.76	23.28
Tangible book value per common share	23.04	23.94	22.24	23.04	22.24
Common shares outstanding	6,478,050	5,533,050	4,481,347	6,478,050	4,481,347
Average common shares outstanding:
Basic	5,722,615	5,597,867	4,534,910	5,211,209	4,528,528
Diluted	5,761,931	5,622,181	4,580,353	5,239,082	4,554,219
Performance ratios
Return on average assets	0.81%	0.71%	0.74%	0.74%	0.81%
Return on average shareholders' equity	10.85%	9.08%	8.73%	9.74%	8.89%
Return on average tangible common equity	11.24%	9.41%	9.14%	10.12%	9.33%
Net interest margin	2.42%	2.42%	2.85%	2.49%	2.85%
Capital ratios [1]
Tangible common equity to tangible assets	8.07%	7.28%	7.88%	8.07%	7.88%
Tier 1 leverage ratio	8.65%	7.62%	8.28%	8.65%	8.28%
Common equity tier 1 capital ratio	11.54%	10.07%	10.11%	11.54%	10.11%
Tier 1 capital ratio	11.54%	10.07%	10.11%	11.54%	10.11%
Total risk-based capital ratio	15.01%	13.67%	12.25%	15.01%	12.25%
Asset quality
Nonperforming loans	$1,083	$1,133	$167	$1,083	$167
Nonperforming assets	5,701	5,735	4,740	5,701	4,740
Nonperforming loans to loans	0.09%	0.09%	0.02%	0.09%	0.02%
Nonperforming assets to total assets	0.31%	0.31%	0.37%	0.31%	0.37%
Allowance for loan losses to:
Loans	0.88%	0.88%	0.88%	0.88%	0.88%
Nonperforming loans	1,013.9%	932.1%	5,000.6%	1,013.9%	5,000.6%
Net charge-offs (recoveries) to average loans	(0.05)%	0.57%	0.03%	0.15%	(0.07)%
Average balance sheet information
Loans	$1,219,966	$1,155,749	$912,233	$1,110,483	$820,741
Total securities	479,330	457,407	207,848	380,560	181,845
Other earning assets	57,081	51,779	41,274	71,140	42,375
Total interest-earning assets	1,790,167	1,702,002	1,191,923	1,596,387	1,078,216
Total assets	1,831,549	1,734,943	1,221,517	1,629,800	1,107,222
Noninterest-bearing deposits	30,336	32,897	25,198	28,472	22,866
Interest-bearing deposits	1,445,737	1,385,487	916,006	1,288,031	839,353
Total deposits	1,476,073	1,418,384	941,204	1,316,503	862,219
Shareholders' equity	135,974	135,666	103,583	124,023	100,428

1 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited, except for December 31, 2015)
Amounts in thousands
	December 31, 2016	September 30, 2016	December 31, 2015
Assets
Cash and due from banks	$2,282	$2,314	$1,063
Interest-bearing demand deposits	37,170	65,511	24,089
Interest-bearing time deposits	250	250	1,000
Securities available-for-sale, at fair value	456,700	470,978	213,698
Securities held-to-maturity, at amortized cost	16,671	5,500	—
Loans held-for-sale	27,101	32,471	36,518
Loans	1,250,789	1,198,932	953,859
Allowance for loan losses	(10,981)	(10,561)	(8,351)
Net loans	1,239,808	1,188,371	945,508
Accrued interest receivable	6,708	5,848	4,105
Federal Home Loan Bank of Indianapolis stock	8,910	8,595	8,595
Cash surrender value of bank-owned life insurance	24,195	18,044	12,727
Premises and equipment, net	10,044	10,116	8,521
Goodwill	4,687	4,687	4,687
Other real estate owned	4,533	4,533	4,488
Accrued income and other assets	15,276	6,978	4,871
Total assets	$1,854,335	$1,824,196	$1,269,870

Liabilities
Noninterest-bearing deposits	$31,166	$32,938	$23,700
Interest-bearing deposits	1,431,701	1,460,663	932,354
Total deposits	1,462,867	1,493,601	956,054
Advances from Federal Home Loan Bank	189,981	147,978	190,957
Subordinated debt	36,578	36,541	12,724
Accrued interest payable	112	125	117
Accrued expenses and other liabilities	10,855	8,797	5,688
Total liabilities	1,700,393	1,687,042	1,165,540
Shareholders' equity
Voting common stock	119,506	95,839	72,559
Retained earnings	43,704	40,389	32,980
Accumulated other comprehensive income (loss)	(9,268)	926	(1,209)
Total shareholders' equity	153,942	137,154	104,330
Total liabilities and shareholders' equity	$1,854,335	$1,824,196	$1,269,870

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited, except for the twelve months ended December 31, 2015)
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Interest income
Loans	13,660	12,544	10,290	49,054	37,049
Securities - taxable	2,262	2,148	1,067	7,326	3,728
Securities - non-taxable	686	637	137	1,856	312
Other earning assets	156	142	100	663	358
Total interest income	16,764	15,471	11,594	58,899	41,447
Interest expense
Deposits	4,667	4,368	2,405	15,853	8,755
Other borrowed funds	1,193	765	621	3,357	1,939
Total interest expense	5,860	5,133	3,026	19,210	10,694
Net interest income	10,904	10,338	8,568	39,689	30,753
Provision for loan losses	256	2,204	746	4,330	1,946
Net interest income after provision for loan losses	10,648	8,134	7,822	35,359	28,807
Noninterest income
Service charges and fees	196	207	193	818	764
Mortgage banking activities	2,407	4,442	1,805	12,398	9,000
Gain on sale of securities	—	—	—	177	—
Gain (loss) on asset disposals	(4)	5	40	(63)	(34)
Other	292	244	105	747	411
Total noninterest income	2,891	4,898	2,143	14,077	10,141
Noninterest expense
Salaries and employee benefits	4,610	4,550	3,460	17,387	14,271
Marketing, advertising and promotion	471	454	426	1,823	1,756
Consulting and professional fees	709	901	674	3,143	2,374
Data processing	292	286	287	1,127	1,016
Loan expenses	267	240	172	891	631
Premises and equipment	955	983	759	3,699	2,768
Deposit insurance premium	344	420	170	1,159	643
Other	510	579	544	2,222	1,824
Total noninterest expense	8,158	8,413	6,492	31,451	25,283
Income before income taxes	5,381	4,619	3,473	17,985	13,665
Income tax provision	1,671	1,521	1,195	5,911	4,736
Net income	3,710	3,098	2,278	12,074	8,929

Per common share data
Earnings per share - basic	$0.65	$0.55	$0.50	$2.32	$1.97
Earnings per share - diluted	$0.64	$0.55	$0.50	$2.30	$1.96
Dividends declared per share	$0.06	$0.06	$0.06	$0.24	$0.24

All periods presented have been reclassified to conform to the current period classification.

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost	Average Balance	Interest/Dividends	Yield/ Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$1,253,756	$13,660	4.33%	$1,192,816	$12,544	4.18%	$942,801	$10,290	4.33%
Securities - taxable	384,286	2,262	2.34%	366,810	2,148	2.33%	189,447	1,067	2.23%
Securities - non-taxable	95,044	686	2.87%	90,597	637	2.80%	18,401	137	2.95%
Other earning assets	57,081	156	1.09%	51,779	142	1.09%	41,274	100	0.96%
Total interest-earning assets	1,790,167	16,764	3.73%	1,702,002	15,471	3.62%	1,191,923	11,594	3.86%
Allowance for loan losses	(10,711)			(10,378)			(7,947)
Noninterest earning-assets	52,093			43,319			37,541
Total assets	$1,831,549			$1,734,943			$1,221,517

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$83,930	$116	0.55%	$81,151	$112	0.55%	$77,096	$107	0.55%
Regular savings accounts	28,157	41	0.58%	27,479	40	0.58%	26,239	38	0.57%
Money market accounts	360,166	648	0.72%	369,082	658	0.71%	345,337	608	0.70%
Certificates and brokered deposits	973,484	3,862	1.58%	907,775	3,558	1.56%	467,334	1,652	1.40%
Total interest-bearing deposits	1,445,737	4,667	1.28%	1,385,487	4,368	1.25%	916,006	2,405	1.04%
Other borrowed funds	213,109	1,193	2.23%	173,568	765	1.75%	171,169	621	1.44%
Total interest-bearing liabilities	1,658,846	5,860	1.41%	1,559,055	5,133	1.31%	1,087,175	3,026	1.10%
Noninterest-bearing deposits	30,336			32,897			25,198
Other noninterest-bearing liabilities	6,393			7,325			5,561
Total liabilities	1,695,575			1,599,277			1,117,934
Shareholders' equity	135,974			135,666			103,583
Total liabilities and shareholders' equity	$1,831,549			$1,734,943			$1,221,517

Net interest income		$10,904			$10,338			$8,568

Interest rate spread			2.32%			2.31%			2.76%
Net interest margin			2.42%			2.42%			2.85%

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Twelve Months Ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest/Dividends	Yield/Cost	Average Balance	Interest/Dividends	Yield/Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale	$1,144,687	$49,054	4.29%	$853,996	$37,049	4.34%
Securities - taxable	315,661	7,326	2.32%	171,502	3,728	2.17%
Securities - non-taxable	64,899	1,856	2.86%	10,343	312	3.02%
Other earning assets	71,140	663	0.93%	42,375	358	0.84%
Total interest-earning assets	1,596,387	58,899	3.69%	1,078,216	41,447	3.84%
Allowance for loan losses	(9,808)			(6,906)
Noninterest earning-assets	43,221			35,912
Total assets	$1,629,800			$1,107,222

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$82,533	$452	0.55%	$76,145	$418	0.55%
Regular savings accounts	27,174	158	0.58%	24,442	142	0.58%
Money market accounts	360,976	2,563	0.71%	299,990	2,136	0.71%
Certificates and brokered deposits	817,348	12,680	1.55%	438,776	6,059	1.38%
Total interest-bearing deposits	1,288,031	15,853	1.23%	839,353	8,755	1.04%
Other borrowed funds	183,410	3,357	1.83%	139,695	1,939	1.39%
Total interest-bearing liabilities	1,471,441	19,210	1.31%	979,048	10,694	1.09%
Noninterest-bearing deposits	28,472			22,866
Other noninterest-bearing liabilities	5,864			4,880
Total liabilities	1,505,777			1,006,794
Shareholders' equity	124,023			100,428
Total liabilities and shareholders' equity	$1,629,800			$1,107,222

Net interest income		$39,689			$30,753

Interest rate spread			2.38%			2.75%
Net interest margin			2.49%			2.85%

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands
	December 31, 2016		September 30, 2016		December 31, 2015
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$102,437	8.2%	$107,250	8.9%	$102,000	10.7%
Owner-occupied commercial real estate	57,668	4.6%	45,540	3.8%	44,462	4.7%
Investor commercial real estate	13,181	1.0%	12,752	1.1%	16,184	1.7%
Construction	53,291	4.3%	56,391	4.7%	45,898	4.8%
Single tenant lease financing	606,568	48.5%	571,972	47.7%	374,344	39.2%
Total commercial loans	833,145	66.6%	793,905	66.2%	582,888	61.1%

Consumer loans
Residential mortgage	205,554	16.4%	200,889	16.7%	214,559	22.5%
Home equity	35,036	2.8%	37,849	3.2%	43,279	4.5%
Trailers	81,186	6.5%	78,419	6.5%	67,326	7.1%
Recreational vehicles	52,350	4.2%	49,275	4.1%	38,597	4.0%
Other consumer loans	39,913	3.2%	35,464	3.0%	2,389	0.3%
Total consumer loans	414,039	33.1%	401,896	33.5%	366,150	38.4%

Net deferred loan fees, premiums and discounts	3,605	0.3%	3,131	0.3%	4,821	0.5%

Total loans	$1,250,789	100.0%	$1,198,932	100.0%	$953,859	100.0%

	December 31, 2016		September 30, 2016		December 31, 2015
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$31,166	2.1%	$32,938	2.2%	$23,700	2.5%
Interest-bearing demand deposits	93,074	6.4%	84,939	5.7%	84,241	8.8%
Regular savings accounts	27,955	1.9%	27,661	1.8%	22,808	2.4%
Money market accounts	340,240	23.3%	364,517	24.4%	341,732	35.7%
Certificates of deposits	964,819	65.9%	970,684	65.0%	470,736	49.2%
Brokered deposits	5,613	0.4%	12,862	0.9%	12,837	1.4%
Total deposits	$1,462,867	100.0%	$1,493,601	100.0%	$956,054	100.0%

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015

Total equity - GAAP	$153,942	$137,154	$104,330	$153,942	$104,330
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$149,255	$132,467	$99,643	$149,255	$99,643

Total assets - GAAP	$1,854,335	$1,824,196	$1,269,870	$1,854,335	$1,269,870
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$1,849,648	$1,819,509	$1,265,183	$1,849,648	$1,265,183

Common shares outstanding	6,478,050	5,533,050	4,481,347	6,478,050	4,481,347

Book value per common share	$23.76	$24.79	$23.28	$23.76	$23.28
Effect of goodwill	(0.72)	(0.85)	(1.04)	(0.72)	(1.04)
Tangible book value per common share	$23.04	$23.94	$22.24	$23.04	$22.24

Total shareholders' equity to assets ratio	8.3%	7.52%	8.22%	8.3%	8.22%
Effect of goodwill	(0.23)%	(0.24)%	(0.34)%	(0.23)%	(0.34)%
Tangible common equity to tangible assets ratio	8.07%	7.28%	7.88%	8.07%	7.88%

Total average equity - GAAP	$135,974	$135,666	$103,583	$124,023	$100,428
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$131,287	$130,979	$98,896	$119,336	$95,741

Return on average shareholders' equity	10.85%	9.08%	8.73%	9.74%	8.89%
Effect of goodwill	0.39%	0.33%	0.41%	0.38%	0.44%
Return on average tangible common equity	11.24%	9.41%	9.14%	10.12%	9.33%